EXHIBIT 99.1

Community Shores Reports 2009 Second Quarter Results

MUSKEGON, Mich., July 30, 2009 (GLOBE NEWSWIRE) -- Community Shores Bank Corporation ("Community Shores") (Nasdaq:CSHB), Muskegon's only locally-headquartered, independent community banking organization, today reported a second quarter net loss of $1.46 million, or ($0.99) per diluted share, compared with net income of $11,000, or $0.01 per diluted share, for the second quarter of 2008. The net loss for the first six months of 2009 totaled $1.73 million, or ($1.17) per diluted share, compared to net income of $43,000, or $0.03 per diluted share, for the 2008 six-month period. Second quarter and six months year-to-date results reflect a non-cash charge of $1.11 million associated with a tax valuation allowance on deferred tax assets, higher FDIC assessment fees, including the one-time FDIC special assessment charge of $114,000 pre-tax ($74,100 after-tax, or $0.05 per diluted share) and higher credit administration expenses.

Excluding the impact of the tax valuation allowance and the FDIC special assessment charge, the pre-tax loss from core banking operations for the second quarter of 2009 was $63,000, or ($0.04) per diluted share, and for the first half of 2009, $0.50 million, or ($0.34) per diluted share.

"We have some good results to report this quarter," commented Heather D. Brolick, president and chief executive officer of Community Shores Bank Corporation. "However, two significant charges are included in this quarter's financial results that distort the progress we made improving the core profitability of our operations.

"Similar to many banks," Ms. Brolick continued, "Community Shores has a net deferred tax asset for expected future tax deductions. This quarter, we established a tax valuation allowance against the entire balance of net deferred tax assets. The non-cash charge does not affect the Bank's liquidity position and was already excluded from regulatory capital calculations. The Bank remains well-capitalized, with an 11.12 percent ratio of total risk-based capital that improved four basis points over the linked quarter. We plan to reverse the tax valuation allowance in accordance with accounting rules once a trend of profitability resumes, just as we did in 2003.

"We have seen a strong improvement in funding costs that has almost offset the combined negative impact on net interest income of our shrinking balance sheet, a shift in earning asset mix to a higher level of lower-yielding investment securities, and a growing level of nonaccruing problem assets. On the expense side, we have continued to reduce controllable costs, which are now below year-ago levels. While problem assets continue to be of concern, we are seeing some improvement in borrowers' financial performance and indications that the local market for commercial real estate may be stabilizing. We are optimistic about our ability to reduce our nonperforming asset levels over the next six months; however, we recognize that significant improvements will take time, given the severity of the present economic cycle.

"The Board of Directors, management and staff are firmly committed to community banking. One of the benefits we have derived from this recession is the significant improvement in our operational efficiency. We have learned important lessons from the many challenges we have faced, and they will serve to enhance our performance as market conditions improve."

Operating Results

Total revenue, which consists of net interest income and noninterest income, was $2.28 million for the second quarter of 2009, compared to $2.30 million for the year-ago quarter. Net interest income for the second quarter was $1.64 million, a decline of 2.7 percent from the $1.69 million reported in the second quarter of 2008. Average earning assets declined by 7.2 percent from the year-ago quarter, partially offset by a 13 basis point (4.8 percent) improvement in the net interest margin year over year, to 2.85 percent.

Compared to the first quarter of 2009, net interest income improved by 3.9 percent, which translated into a 14 basis point (5.2 percent) improvement in the net interest margin. Ms. Brolick added, "As we discussed last quarter when our variable-rate loans reached our prime rate floor, further maturities of higher-priced time deposits would have a positive impact on our net interest margin which is the case in this most recent quarter. We anticipate beneficial time deposit repricing opportunities for the remainder of 2009."

Noninterest income for the second quarter of 2009 was $640,000, an increase of $36,000, or 6.0 percent, from the $604,000 recorded for the year-ago period. Excluding the 2009 one-time securities gain of $144,000, noninterest income from operations declined $108,000, or 17.9 percent. Service charges on deposit accounts declined 12 percent as customers became more efficient at managing their checking accounts, reducing overdraft charges in the process. Gains on the sale of mortgage loans held up well, despite a more narrow spread on sales, offset by an increased volume of originations.

The provision for loan losses for the second quarter of 2009 was $130,000 compared with $348,000 and $153,000, respectively, reported for the linked and prior-year second quarters. At second quarter-end 2009, the allowance for loan losses was $2.56 million, or 1.31 percent of total loans, compared with 1.38 percent and 1.56 percent of total loans, respectively, for the linked and year-ago quarters. Ms. Brolick commented, "The overall risk profile of our loan portfolio has declined as a direct result of the clean-up efforts made in the preceding quarter, and our allowance reflects this reduction of risk."

Noninterest expense was $2.33 million for the second quarter of 2009 compared to $2.15 million for the year-ago quarter. Improvement to controllable expenses, which together declined 6.8 percent, to $1.67 million, were more than offset by expenses associated with the FDIC assessments and credit administration, namely repossession and collection costs. Salaries and employee benefits, which account for nearly half of noninterest expense, were $1.08 million, a decrease of $113,000, or 9.5 percent, from second quarter 2008. Over the past twelve months, staffing levels were reduced by six FTE employees, ending the current quarter at 72. FDIC assessments were $256,000 for the second quarter, including the one-time special assessment of $114,000, compared to $52,000 for the second quarter of 2008. Repossession and collection expense totaled $145,000 in the current quarter, up $97,000 from the prior-year period.

Balance Sheet and Asset Quality

"Over the past 12 months," Ms. Brolick commented, "we have contracted our loan portfolio as a trade off to improved liquidity. This has allowed us to conserve capital without diluting our future earnings." Total assets at June 30, 2009 were $248.4 million, decline of $17.0 million, or 6.4 percent, from June 30, 2008. Year-over-year, the balance sheet reflects a $24.0 million, or 10.9 percent, decline in total loans to $195.6 million, partially offset by an $8.56 million, or 44.5 percent, increase in the securities portfolio to $27.8 million. Total loans comprise 78.8 percent of assets at June 30, 2009 compared to 82.7 percent at the prior-year quarter-end.

At June 30, 2009, nonperforming loans were $6.72 million, or 3.44 percent of total loans; this compares to $5.99 million, or 3.02 percent of total loans, for the linked quarter, and $4.26 million, or 1.94 percent of total loans, at June 30, 2008. Including foreclosed real estate of $7.07 million in the current quarter, nonperforming assets at June 30, 2009 were 5.55 percent of total assets compared with 4.66 percent for the linked quarter and 2.31 percent for the year-ago quarter. Ms. Brolick added, "Our internal market evaluations indicate that property values may be stabilizing. We are cautiously optimistic that opportunities to move nonperforming assets off the balance sheet will begin to present themselves." Net charge-offs were $311,000 for the second quarter of 2009, or 0.64 percent (annualized) of average loans; this compares with net charge-offs of $1.96 million, or 3.90 percent of average loans for the linked-quarter and $281,000, or 0.51 percent of average loans for the prior-year period, both on an annualized basis.

Deposits at June 30, 2009 were $211.7 million, down $18.6 million, or 8.1 percent, from June 30, 2008 quarter-end. "We successfully implemented two important improvements to our deposit mix this past year," commented Ms. Brolick. "We increased the level of non-interest bearing demand balances over the past twelve months by $5.0 million, or 27.7 percent, to $23.1 million; concurrently, we reduced brokered deposits by $22.3 million, or 27.9 percent. In addition to bank-wide deposit-gathering initiatives, we were assisted by the flight from equities and the expanded FDIC insurance programs. In the process, we reduced our cost of deposits from 3.84 percent for the year-ago quarter, to 3.09 percent for the recent quarter."

At June 30, 2009, consolidated shareholders' equity stood at $13.0 million, a decline of $2.64 million, or 16.9 percent, from second quarter 2008. The Bank remains "well-capitalized", with Tier I and Total Risk-Based Capital at 9.94 and 11.12 percent, respectively, at June 30, 2009. Shares outstanding totaled 1,468,800 at period-end.

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $248 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; changes in the local real estate market; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                  COMMUNITY SHORES BANK CORPORATION
                  CONSOLIDATED FINANCIAL HIGHLIGHTS

                                       Quarterly
 (dollars in     -----------------------------------------------------
 thousands except   2009       2009       2008       2008       2008
 per share data)  2nd Qtr    1st Qtr    4th Qtr    3rd Qtr    2nd Qtr
                 ---------  ---------  ---------  ---------  ---------

 EARNINGS
  Net interest
   income            1,643      1,582      1,601      1,749      1,688
  Provision for
   loan and lease
   losses              130        348      1,465         95        153
  Noninterest
   income              640        577        437        439        604
  Noninterest
   expense           2,335      2,249      2,240      2,099      2,150
  Pre tax income
   (expense)          (183)      (438)    (1,667)        (5)       (10)
  Net Income        (1,459)      (271)    (1,083)        12         11
  Basic earnings
   per share     $   (0.99) $   (0.18) $   (0.74) $    0.01  $    0.01
  Diluted
   earnings per
   share         $   (0.99) $   (0.18) $   (0.74) $    0.01  $    0.01
  Average shares
   outstanding   1,468,800  1,468,800  1,468,800  1,468,800  1,468,800
  Average diluted
   shares
   outstanding   1,468,800  1,468,800  1,468,800  1,468,800  1,468,800

 PERFORMANCE
  RATIOS
  Return on
   average assets    -2.25%     -0.42%     -1.66%      0.02%      0.02%
  Return on
   average common
   equity           -40.45%     -7.53%    -27.47%      0.31%      0.28%
  Net interest
   margin             2.85%      2.71%      2.66%      2.90%      2.72%
  Efficiency
   ratio            102.28%    104.17%    109.90%     95.90%     93.76%
  Full-time
   equivalent
   employees            72         74         75         75         78

 CAPITAL
  End of period
   equity to
   assets             5.22%      5.47%      5.85%      6.10%      5.88%
  Tier 1 capital
   to end of
   period assets      5.15%      5.34%      5.68%      6.08%      5.88%
  Book value per
   share         $    8.83  $    9.94  $   10.18  $   10.67  $   10.63

 ASSET QUALITY
  Gross loan
   charge-offs         318      1,980        404        220        314
  Net loan
   charge-offs         311      1,960        399        207        281
  Net loan
   charge-offs to
   avg loans
   (annualized)       0.64%      3.90%      0.75%      0.38%      0.51%
  Allowance for
   loan and lease
   losses            2,559      2,739      4,351      3,285      3,397
  Allowance for
   losses to
   total loans        1.31%      1.38%      2.10%      1.51%      1.56%
  Past due and
   nonaccrual
   loans (90
   days)             6,721      5,992      5,860      5,257      4,264
  Past due and
   nonaccrual
   loans to total
   loans              3.44%      3.02%      2.82%      2.40%      1.94%
  Other real
   estate and
   repossessed
   assets            7,068      6,453      6,054      2,519      1,862
  NPA +90 day
   past due to
   total assets       5.55%      4.66%      4.66%      3.03%      2.31%

 END OF PERIOD
  BALANCES
  Loans            195,609    198,171    207,508    219,182    219,616
  Total earning
   assets          226,148    245,923    235,367    238,694    247,162
  Total assets     248,369    267,109    255,612    256,891    265,348
  Deposits         211,657    231,548    219,566    221,286    230,229
  Shareholders'
   equity           12,976     14,603     14,946     15,669     15,613

 AVERAGE BALANCES
  Loans            195,487    201,236    212,638    219,299    220,820
  Total earning
   assets          235,958    239,499    246,819    246,701    254,201
  Total assets     258,881    257,968    261,726    263,576    271,003
  Deposits         221,576    223,007    224,895    227,563    235,501
  Shareholders'
   equity           14,427     14,390     15,771     15,664     15,629

                                                      Year to date
                                                  --------------------
 (dollars in thousands except per share data)       2009        2008
                                                  ---------  ---------

 EARNINGS
  Net interest income                                 3,225      3,539
  Provision for loan and lease losses                   478        384
  Noninterest income                                  1,217      1,247
  Noninterest expense                                 4,584      4,389
  Pre tax income (expense)                             (621)        13
  Net Income                                         (1,730)        43
  Basic earnings per share                        $   (1.17) $    0.03
  Diluted earnings per share                      $   (1.17) $    0.03
  Average shares outstanding                      1,468,800  1,468,800
  Average diluted shares outstanding              1,468,800  1,468,800

 PERFORMANCE RATIOS
  Return on average assets                            -1.34%      0.03%
  Return on average common equity                    -23.85%      0.55%
  Net interest margin                                  2.81%      2.80%
  Efficiency ratio                                   103.21%     91.65%
  Full-time equivalent employees                         72         78

 CAPITAL
  End of period equity to assets                       5.22%      5.88%
  Tier 1 capital to end of period assets               5.15%      5.88%
  Book value per share                            $    8.83  $   10.63

 ASSET QUALITY
  Gross loan charge-offs                              2,298        637
  Net loan charge-offs                                2,271        590
  Net loan charge-offs to avg loans (annualized)       2.29%      0.52%
  Allowance for loan and lease losses                 2,559      3,397
  Allowance for losses to total loans                  1.31%      1.56%
  Past due and nonaccrual loans (90 days)             6,721      4,264
  Past due and nonaccrual loans to total loans         3.44%      1.94%
  Other real estate and repossessed assets            7,068      1,862
  NPA +90 day past due to total assets                 5.55%      2.31%

 END OF PERIOD BALANCES
  Loans                                             195,609    219,616
  Total earning assets                              226,148    247,162
  Total assets                                      248,369    265,348
  Deposits                                          211,657    230,229
  Shareholders' equity                               12,976     15,613

 AVERAGE BALANCES
  Loans                                             198,346    225,799
  Total earning assets                              235,125    234,490
  Total assets                                      258,627    250,626
  Deposits                                          222,391    239,663
  Shareholders' equity                               14,506     15,648

                  Community Shores Bank Corporation
             Condensed Consolidated Statements of Income
                             (Unaudited)

                       Three        Three         Six          Six
                       Months       Months       Months       Months
                       Ended        Ended        Ended        Ended
                      06/30/09     06/30/08     06/30/09     06/30/08
                    -----------  -----------  -----------  -----------

 Interest and
  dividend income
 Loans, including
  fees              $ 3,100,128  $ 3,669,248  $ 6,271,428  $ 7,814,750
 Securities
  (including FHLB
  dividends)            239,475      213,074      500,544      428,568
 Federal funds sold
  and other interest
  income                 17,817       66,978       23,512      151,355
                    -----------  -----------  -----------  -----------
  Total interest
   income             3,357,420    3,949,300    6,795,484    8,394,673
 Interest expense
 Deposits             1,528,441    2,061,904    3,207,679    4,414,159
 Repurchase
  agreements and
  federal funds
  purchased and
  other debt             12,514       14,462       19,639       36,564
 Federal Home Loan
  Bank advances and
  notes payable         173,938      184,278      343,393      404,847
                    -----------  -----------  -----------  -----------
  Total interest
   expense            1,714,893    2,260,644    3,570,711    4,855,570

 Net interest
  Income              1,642,527    1,688,656    3,224,773    3,539,103
 Provision for loan
  losses                130,157      153,368      478,400      384,084
                    -----------  -----------  -----------  -----------

 Net interest income
  after provision
  for loan losses     1,512,370    1,535,288    2,746,373    3,155,019
 Noninterest income
 Service charges on
  deposit accounts      222,008      251,970      446,384      483,053
 Gain on sale of
  loans                 105,452      110,736      206,742      255,499
 Gain on sale of
  securities            143,903            0      273,010            0
 Gain (loss) on
  disposal of other
  real estate owned     (11,041)           0      (11,041)     142,324
 Other                  179,325      241,589      301,257      365,953
                    -----------  -----------  -----------  -----------
  Total noninterest
   income               639,647      604,295    1,216,352    1,246,829

 Noninterest expense
 Salaries and
  employee benefits   1,083,478    1,196,539    2,204,880    2,418,926
 Occupancy              156,179      151,651      330,464      327,431
 Furniture and
  equipment             169,285      171,082      337,857      342,644
 Advertising             13,486       30,198       32,217       55,427
 Data processing        130,273      121,690      252,455      236,163
 Professional
  services              118,567      120,491      228,847      280,145
 Foreclosed asset
  impairment             36,330            0      119,742            0
 Other                  627,287      358,232    1,077,400      728,158
                    -----------  -----------  -----------  -----------
  Total noninterest
   expense            2,334,885    2,149,883    4,583,862    4,388,894

 Income before
  income taxes         (182,868)     (10,300)    (621,137)      12,954
 Federal income tax
  expense             1,276,465      (21,143)   1,109,110      (29,822)
                    -----------  -----------  -----------  -----------
 Net Income         $(1,459,333) $    10,843  $(1,730,247) $    42,776
                    ===========  ===========  ===========  ===========

 Weighted average
  shares
  outstanding         1,468,800    1,468,800    1,468,800    1,468,800
                    ===========  ===========  ===========  ===========
 Diluted average
  shares
  outstanding         1,468,800    1,468,800    1,468,800    1,468,800
                    ===========  ===========  ===========  ===========
 Basic income per
  share             $     (0.99) $      0.01  $     (1.17) $      0.03
                    ===========  ===========  ===========  ===========
 Diluted income per
  share             $     (0.99) $      0.01  $     (1.17) $      0.03
                    ===========  ===========  ===========  ===========

                  Community Shores Bank Corporation
            Condensed Consolidated Statements of Condition

                                June 30,    December 31,    June 30,
                                  2009          2008          2008
                               (Unaudited)    (Audited)    (Unaudited)
                              ------------  ------------  ------------

 ASSETS
 Cash and due from financial
  institutions                $  4,259,726  $  3,192,789  $  4,384,505
 Interest-bearing deposits in
  other financial institutions   2,328,577     2,479,012        57,900
 Federal funds sold                      0             0     8,245,000
                              ------------  ------------  ------------
   Total cash and cash
    equivalents                  6,588,303     5,671,801    12,687,405

 Securities
  Available for sale            21,709,522    18,769,970    12,624,510
  Held to maturity               6,096,842     6,609,620     6,618,577
                              ------------  ------------  ------------
   Total securities             27,806,364    25,379,590    19,243,087

 Loans held for sale             3,334,761     2,354,956     1,288,292

 Loans                         192,273,994   205,153,203   218,327,250
 Less: Allowance for loan
  losses                         2,558,541     4,350,903     3,397,169
                              ------------  ------------  ------------
   Net loans                   189,715,453   200,802,300   214,930,081

 Federal Home Loan Bank stock      404,100       404,100       404,100
 Premises and equipment,net     11,547,857    11,869,741    12,174,452
 Accrued interest receivable       922,210     1,004,552       943,828
 Foreclosed Assets               6,740,673     5,884,093     1,730,605
 Other assets                    1,309,402     2,240,831     1,945,691
                              ------------  ------------  ------------
   Total assets               $248,369,123  $255,611,964  $265,347,541
                              ============  ============  ============

 LIABILITIES AND SHAREHOLDERS'
  EQUITY
 Deposits
   Non interest-bearing       $ 23,096,326  $ 19,135,831  $ 18,080,753
   Interest-bearing            188,560,238   200,429,709   212,148,621
                              ------------  ------------  ------------
    Total deposits             211,656,564   219,565,540   230,229,374

 Federal funds purchased and
  repurchase agreements          7,576,367     5,813,605     4,158,428
 Federal Home Loan Bank
  advances                       6,000,000     6,000,000     6,000,000
 Subordinated debentures         4,500,000     4,500,000     4,500,000
 Notes payable                   5,000,000     4,200,000     4,200,000
 Accrued expenses and other
  liabilities                      660,654       586,365       647,103
                              ------------  ------------  ------------
   Total liabilities           235,393,585   240,665,510   249,734,905

 Shareholders' Equity
   Preferred Stock, no par
    value: 1,000,000 shares
    authorized and none issued           0             0             0
   Common Stock, no par value:
    9,000,000 shares
    authorized, 1,468,800
    issued                      13,296,691    13,296,691    13,296,691
   Retained earnings              (502,163)    1,228,084     2,298,319
   Accumulated other
    comprehensive deficit          181,010       421,679        17,626
                              ------------  ------------  ------------

   Total shareholders' equity   12,975,538    14,946,454    15,612,636
                              ------------  ------------  ------------
   Total liabilities and
    shareholders' equity      $248,369,123  $255,611,964  $265,347,541
                              ============  ============  ============

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com